UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

REVIVA PHARMACEUTICALS HOLDINGS, INC.
10080 N WOLFE ROAD, SUITE SW3-200

CUPERTINO, CA 95014

PROXY STATEMENT SUPPLEMENT DATED DECEMBER 5, 2025

Annual Meeting of Stockholders

To be held on December 18, 2025

The following information supplements and should be read in conjunction with the original Definitive Proxy Statement dated November 4, 2025 (the “Proxy Statement”) of Reviva Pharmaceuticals Holdings, Inc. (“Reviva”, the “Company”, “we”, “us” or “our”), which was filed with the Securities and Exchange Commission and first made available to stockholders on November 4, 2025 pursuant to a Notice of Internet Availability of Proxy Materials which we began sending to our stockholders on or about such date. Terms defined in the Proxy Statement have the same meaning herein, unless the context otherwise requires.

SUPPLEMENTAL DISCLOSURE

Reviva is providing this supplement (this “Supplement”) to reflect the following updates to the disclosure in the Proxy Statement:

In the discussion in the Proxy Statement in Proposal 5 (the “Reverse Stock Split Proposal”) captioned “Principal Effects of the Reverse Split” and the section “After Each Reverse Split Ratio” thereunder, the Proxy Statement presents a table outlining certain share and capitalization data including the certain projections about the estimated impact of a Reverse Split immediately upon giving effect thereto assuming implementation at various ratios. The line item titled “Number of Shares of Common Stock Authorized but Unissued and Unreserved” in such table as included in the Proxy Statement inadvertently understated the estimated post-Reverse Split figures reported in such line item. By means of this Supplement, we are providing corrective disclosure to correct such inadvertent errors, and are amending and restating such table and related disclosures as set forth herein.

The sections of the Proxy Statement on pages 40 and 41 captioned “Principal Effects of the Reverse Split” and “After Each Reverse Split Ratio” are hereby amended, restated, superseded in their entirety, and replaced with the following text as set forth below. Consistent with the original Proxy Statement filing, all historical share data including outstanding share and reserve figures and stock price information is stated as of October 21, 2025:

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:2 to 1:20 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of October 21, 2025.

After Each Reverse Split Ratio

	Current		1:2		1:10		1:20
Common Stock Authorized (1)	315,000,000	(2)	315,000,000	(2)	315,000,000	(2)	315,000,000	(2)
Common Stock Issued and Outstanding	114,078,619		57,039,310		11,407,862		5,703,931
Number of Shares of Common Stock Reserved for Issuance (3)	128,061,777		64,030,889		12,806,178		6,403,089
Number of Shares of Common Stock Authorized but Unissued and Unreserved	72,859,604	(4)	193,929,801	(4)	290,785,960	(4)	302,892,980	(4)
Price per share, based on the closing price of our Common Stock on October 21, 2025 (5)	$0.52		$1.04		$5.20		$10.40

(1) The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Certificate of Incorporation. Please see footnote (2) below regarding the Increase in Authorized Proposal and the Increase in Authorized Charter Amendment.

(2) “Common Stock Authorized” is based on our Certificate of Incorporation as currently in effect. Currently, our authorized shares of common stock are 315,000,000. If the Increase in Authorized Proposal passes and the Increase in Authorized Charter Amendment is filed, the authorized shares of common stock will be 515,000,000.

(3) Includes (i) 1,968,765 shares of our common stock issuable upon exercise of pre-funded warrants, with a weighted-average exercise price of $0.0001 per share, (ii) 3,129,190 shares of our common stock issuable upon exercise of options, with a weighted-average exercise price of $3.47 per share, (iii) 115,815,147 shares of our common stock issuable upon exercise of common warrants, with a weighted-average exercise price of $1.49 per share, and (iv) 7,148,675 shares of our common stock reserved for future grants under the 2020 Plan.

(4) “Number of Shares of Common Stock Authorized but Unissued and Unreserved” as presented in the table is based on our Certificate of Incorporation as currently in effect. If the Increase in Authorized Proposal passes and the Increase in Authorized Charter Amendment is filed (resulting in our total authorized shares of common stock increasing to 515,000,000 shares from 315,000,000 shares), the resulting estimates for “Number of Shares of Common Stock Authorized but Unissued and Unreserved” would be as follows: Current (272,859,604 shares); 1:2 Reverse Split Ratio (393,929,801 shares); 1:10 Reverse Split Ratio (490,785,960 shares); and 1:20 Reverse Split Ratio (502,892,980 shares).

(5) The price per share indicated reflects solely the application of the applicable Reverse Split ratio to the closing price of the common stock on October 21, 2025.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “RVPH,” assuming that we are able to regain compliance with the Minimum Bid Price Requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

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Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” or the “proxy statement” are to the Proxy Statement as supplemented hereby.